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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated July 27, 2001, included in Education Management Corporation's Form 10-K for the year ended June 30, 2001, and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

Pittsburgh,Pennsylvania
October 29, 2001